Exhibit (9)

                   Opinion and Consent of Robert-John H. Sands

                                     ACACIA NATIONAL LIFE INSURANCE COMPANY LOGO
                                                                THE ACACIA GROUP
                  7315 Wisconsin Avenue Bethesda, Maryland 20814  (301) 280-1000



March 26, 2002


Acacia National Life Insurance Company
7315 Wisconsin Avenue
Bethesda, Maryland  20814

Gentlemen:

With reference to Post-Effective Amendment No. 2 to Registration Statement Number 333-53732 on Form N-4, filed by Acacia National Life Insurance Company and Acacia National Variable Annuity Separate Account II with the Securities and Exchange Commission covering flexible premium annuity policies, I have examined such documents and such laws as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. Acacia National Life Insurance Company is duly organized and validly existing under the laws of the District of Columbia and has been duly authorized by the District of Columbia Department of Insurance and Securities Regulation to issue variable annuity policies.

     2. Acacia National Variable Annuity Separate Account II is a duly authorized and existing separate account established pursuant to the provisions of District of Columbia Official Code ss. 31-1704 and ss.31-4442.

     3. The flexible premium variable annuity policies, when issued as contemplated by said Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of Acacia National Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to said Post-Effective Amendment No. 2 to the Registration Statement on Form N-4.

Sincerely,

/S/ Robert-John Sands

Robert-John H. Sands
Senior Vice President, Corporate Secretary and General Counsel





Acacia Mutual Holding Corporation, Acacia Financial Group, Ltd., Acacia
Life Insurance Company, Acacia National Life Insurance Company, Acacia Financial Corporation, Calvert Group, Ltd., Acacia Federal Savings Bank, Enterprise Resources, LLC, Acacia Realty Corporation, The Advisors Group, Inc.
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NATIONAL HEADQUARTERS, Washington, DC